We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 58 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated October 15, 1998, relating to the financial statements and financial highlights of J.P. Morgan Institutional Tax Exempt Bond Fund and the financial statements and supplementary data of The Tax Exempt Bond Portfolio appearing in the August 31, 1998 Annual Report, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this registration statement of our reports dated May 19, 1998, relating to the financial statements and financial highlights of J.P. Morgan Institutional New York Tax Exempt Bond Fund (formerly J.P. Morgan Institutional New York Total Return Bond
Fund) and the financial  statements and  supplementary  data of The New York Tax
Exempt Bond Portfolio (formerly The New York Total Return Bond Portfolio) appearing in the March 31, 1998 Annual Report, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this registration statement of our reports dated December 22, 1997, relating to the financial statements and financial highlights of J.P. Morgan Institutional Global Strategic Income Fund and the financial statements and supplementary data of The Global Strategic Income Portfolio appearing in the October 31, 1997 Annual Report, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this registration statement of our reports dated December 19, 1997, relating to the financial statements and financial highlights of J.P. Morgan Institutional Bond Fund and the financial statements and supplementary data of The Bond Portfolio appearing in the October 31, 1997 Annual Report, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this registration statement of our reports dated December 18, 1997, relating to the financial statements and financial highlights of J.P. Morgan Institutional Short Term Bond Fund and the financial statements and supplementary data of The Short Term Bond Portfolio appearing in the October 31, 1997 Annual Report, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this registration statement of our reports dated November 25, 1997, relating to the financial statements and financial highlights of J.P. Morgan Institutional International Bond Fund and the financial statements and supplementary data of The Non-U.S. Fixed Income Portfolio appearing in the October 31, 1997 Annual Report, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the heading "Financial Highlights"
in  the  Prospectus  and  under  the  headings  "Independent   Accountants"  and
"Financial Statements" in the Statement of Additional Information.


/s/  PricewaterhouseCoopers  LLP
1177 Avenue of the Americas
New York,  New York 10036
October 26, 1998